FORM OF NOTE                          EXHIBIT 4

                                 FACE OF NOTE


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.


No. ___________                                              $________________

                                                          CUSIP:  ____________


                             TYCO INTERNATIONAL LTD.

                              _____% Note due ____


            TYCO INTERNATIONAL LTD., a Massachusetts corporation (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York the principal sum of ______________________Dollars on _________________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on _________ and __________ of each year, commencing ________________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the ___________________ or the ________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from _________________, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the _____________ day of ________________ or ___________, as the case may be, and before the following
______________ or ___________________, as the case may be, this Note shall bear interest from such _______________ or ______________; provided, that if the Issuer shall default in the payment of interest due on such _______________ or _______________, then this Note shall bear interest from the next preceding
_________________ or _____________, to which interest has been paid or, if no interest has been paid on this Note, from ______________. The interest so payable on any _________________ or _______________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the __________________ or _________________, as the case may be, next preceding such ______________ or _____________.

            Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

            IN WITNESS WHEREOF, TYCO INTERNATIONAL LTD. has caused this instrument to be signed in the original or by facsimile by its duly authorized officers and has caused an original or facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:_______________


                                                TYCO INTERNATIONAL LTD.



                                                By:_______________________


                                                By:_______________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                                FIRST TRUST OF NEW YORK,
                                                NATIONAL ASSOCIATION,
                                                      as Trustee



                                                By:_______________________
                                                      Authorized Signatory

                                 REVERSE OF NOTE

                             TYCO INTERNATIONAL LTD.

                              _____% Note due ____



            This Note is one of a duly authorized issue of notes of the Issuer (hereinafter called the "Notes") of a series designated as the _____% Notes due ____ of the Issuer, limited in aggregate principal amount to $_________, all issued or to be issued under and pursuant to an indenture dated as of April 30, 1992, as amended and supplemented by a First Supplemental Indenture dated as of April 30, 1992 and a Second Supplemental Indenture dated as of March 8, 1993 (as so amended and supplemented, the "Indenture"), duly executed and delivered by the Issuer to First Trust of New York, National Association (as successor to BankAmerica National Trust Company), as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "Securities") may be issued under the Indenture in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary from the Notes and each other, as in the Indenture provided.

            In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditons provided in the Indenture.

            The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the right of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

            The Notes may not be redeemed prior to maturity.

            The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

            Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. This Note may also be surrendered for exchange at the aforesaid office or agency for Notes in other authorized denominations in an equal aggregate principal amount. No service charge shall be made for any registration of transfer or any exchange of the Notes, except that the Issuer may require payment of any tax or other governmental charge imposed in connection therewith.

            The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

            No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            The terms of the Securities include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Securities are subject to all such terms and the Holders are referred to the Indenture and such Act for a statement of such terms. All capitalized terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                  ABBREVATIONS


      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM-as tenants in common
      TEN ENT-as tenants by the entireties
      JT TEN-as joint tenants with right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT-................Custodian..................
                            (Cust)                     (Minor)

      Under Uniform Gifts to Minors Act...........................
                                                 (State)

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

______________________________________!

______________________________________!

______________________________________!
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
OF ASSIGNEE]

________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:___________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.